                                                                    Exhibit 99.1

TABLE OF CONTENTS
----------------------------------------------------------------------------------

SENDTEC, INC.

                                                       Page
                                                     ---------
REPORTS OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS     F1 - F2

FINANCIAL STATEMENTS

   Balance Sheet                                       F-3
   Statements of Operations                            F-4
   Statements of Stockholders' Equity                  F-5
   Statements of Cash Flows                            F-6
NOTES TO FINANCIAL STATEMENTS                        F7 - F17

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholder
SendTec, Inc.

We have audited the accompanying balance sheet of SendTec, Inc (a Florida corporation), as of December 31, 2005, and the related statements of operations, stockholder's equity, and cash flows for the year then ended and for the four month period from September 1, 2004 to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SendTec, Inc. as of December
31, 2005, and the results of its operations and its cash flows for the year then ended and for the four month period from September 1, 2004 to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

GREGORY, SHARER & STUART, P.A.

St. Petersburg, Florida
March 10, 2006

                                       F-1

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders
SendTec, Inc.

We have audited the accompanying statements of operations, stockholders' equity and cash flows of SendTec, Inc (a Florida corporation) for the eight month period from January 1, 2004 to August 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations, stockholders' equity and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations, stockholders'
equity and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of operations, stockholders' equity and cash flows. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statements of operations, stockholders' equity and cash flows referred to above present fairly, in all material respects, the results of the operations of SendTec, Inc. for the period from January 1, 2004 to August
31, 2004, in conformity with accounting principles generally accepted in the
United States of America.

GREGORY, SHARER & STUART, P.A.

St. Petersburg, Florida
March 10, 2006

                                      F-2

SENDTEC, INC.
BALANCE SHEET
DECEMBER 31, 2005
---------------------------------------------------------------------------------

ASSETS

Current Assets
   Cash                                                               $ 3,350,545
   Accounts receivable                                                  9,910,804
   Prepaid expenses and other current assets                              251,918
                                                                      -----------
      Total Current Assets                                             13,513,267
Property And Equipment, net of accumulated depreciation of $465,747       828,446
Goodwill                                                               12,605,874
Intangible Assets, net of accumulated amortization of $360,000          1,320,000
Other Assets                                                               15,330
                                                                      -----------
      TOTAL ASSETS                                                    $28,282,917
                                                                      ===========
Total Liabilities And Stockholder's Equity
Current Liabilities
   Accounts payable                                                   $ 9,993,415
   Accrued expenses and other current liabilities                         566,705
   Deferred revenue                                                       191,596
                                                                      -----------
      Total Current Liabilities                                        10,751,716
Deferred Tax Liability                                                    145,125
                                                                      -----------
      Total Liabilities                                                10,896,841
Stockholder's Equity
   Common stock (Note C)                                                        1
   Additional paid-in capital                                          18,398,019
   Net dividends to parent company                                       (618,434)
   Accumulated deficit                                                   (393,510)
                                                                      -----------
      Total Stockholder's Equity                                       17,386,076
                                                                      -----------
      TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                      $28,282,917
                                                                      ===========

                           See the accompanying notes

                                      F-3

SENDTEC, INC.
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------------------

                                                                Successor       Predecessor
                                                                 Company          Company
                                                             --------------   --------------
                                               Year Ended    4 Months Ended   8 Months Ended
                                              December 31,    December 31,      August 31,
                                                  2005            2004             2004
                                              ------------   --------------   --------------

Revenue                                        $37,769,742     $13,408,183      $19,243,689
Cost of Revenue                                 25,530,243       9,670,229       12,892,819
                                               -----------     -----------      -----------
      Gross Profit                              12,239,499       3,737,954        6,350,870
Operating Expenses
   Selling, general, and administrative          8,303,304       2,547,025        4,455,004
   Depreciation and amortization                   718,477         227,270          176,329
                                               -----------     -----------      -----------
                                                 9,021,781       2,774,295        4,631,333
                                               -----------     -----------      -----------
      Income From Operations                     3,217,718         963,659        1,719,537
Other Income (Expense)
   Stock bonus compensation                     (4,774,323)             --               --
   Interest income                                  46,347           9,715           17,583
   Other expense                                        --              --          (19,974)
                                               -----------     -----------      -----------
                                                (4,727,976)          9,715           (2,391)
                                               -----------     -----------      -----------
      Net (Loss)/Income Before Income Taxes     (1,510,258)        973,374        1,717,146
Income Tax Benefit/(Expense)                       523,898        (380,524)        (770,790)
                                               -----------     -----------      -----------
      NET (LOSS)/INCOME                        $  (986,360)    $   592,850      $   946,356
                                               ===========     ===========      ===========

                           See the accompanying notes

                                      F-4

SENDTEC, INC.
STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2005
THE FOUR MONTHS ENDED DECEMBER 31, 2004
AND THE EIGHT MONTHS ENDED AUGUST 31, 2004
- ----------------------------------------------------------------------------------------------------

                                                             Common Stock        Additional
                                                         --------------------     Paid-in     Treasury
                                                           Shares      Amount     Capital       Stock
                                                         ----------   -------   -----------   --------

BALANCE AT JANUARY 1, 2004                                4,377,822     4,377   $ 2,486,489   $(75,580)
   Issuance of common stock                                   1,000         1         2,249         --
   Payoff of notes receivable                                    --        --            --         --
   Net income for eight months ended August 31, 2004             --        --            --         --
                                                         ----------   -------   -----------   --------
BALANCE AT AUGUST 31, 2004                                4,378,822     4,378     2,488,738    (75,580)
   Recapitalization at September 1, 2004                 (4,378,722)   (4,377)   15,909,281     75,580
                                                         ----------   -------   -----------   --------
   Balance after recapitalization on September 1, 2004          100         1    18,398,019         --
   Net Dividends to Parent Company (See Note I)                  --        --            --         --
   Net income for four months ended December 31, 2004            --        --            --         --
                                                         ----------   -------   -----------   --------
BALANCE AT DECEMBER 31, 2004                                    100         1    18,398,019         --
Net Dividends to Parent Company (See Note I)                     --        --            --         --
   Net loss for the year                                         --        --            --         --
                                                         ----------   -------   -----------   --------
BALANCE AT DECEMBER 31, 2005                                    100   $     1   $18,398,019   $     --
                                                         ==========   =======   ===========   ========

                                                             Notes          Net         Retained
                                                         Receivable -    Dividends      Earnings         Total
                                                             Common      to Parent    (Accumulated   Stockholder's
                                                             Stock        Company       Deficit)         Equity
                                                         ------------   -----------   ------------   -------------

BALANCE AT JANUARY 1, 2004                                 $(55,350)    $        --   $ 1,130,051     $ 3,489,987
   Issuance of common stock                                      --              --            --           2,250
   Payoff of notes receivable                                55,350              --            --          55,350
   Net income for eight months ended August 31, 2004             --              --       946,356         946,356
                                                           --------     -----------   -----------     -----------
BALANCE AT AUGUST 31, 2004                                       --              --     2,076,407       4,493,943
   Recapitalization at September 1, 2004                                         --    (2,076,407)     13,904,077
                                                           --------     -----------   -----------     -----------
   Balance after recapitalization on September 1, 2004           --              --            --      18,398,020
   Net Dividends to Parent Company (See Note I)                  --      (2,042,582)           --      (2,042,582)
   Net income for four months ended December 31, 2004            --              --       592,850         592,850
                                                           --------     -----------   -----------     -----------
BALANCE AT DECEMBER 31, 2004                                     --      (2,042,582)      592,850      16,948,288
Net Dividends to Parent Company (See Note I)                     --       1,424,148            --       1,424,148
   Net loss for the year                                         --                      (986,360)       (986,360)
                                                           --------     -----------   -----------     -----------
BALANCE AT DECEMBER 31, 2005                               $     --     $  (618,434)  $  (393,510)    $17,386,076
                                                           ========     ===========   ===========     ===========

                           See the accompanying notes

                                      F-5

SENDTEC, INC.
STATEMENTS OF CASH FLOWS
- ----------------------------------------------------------------------------------------------------

                                                                         Successor       Predecessor
                                                                          Company           Company
                                                                       --------------   --------------
                                                         Year Ended    4 Months Ended   8 Months Ended
                                                        December 31,     December 31,      August 31,
                                                            2005            2004             2004
                                                        ------------   --------------   --------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)/income                                        $  (986,360)   $   592,850      $   946,356
Adjustments to reconcile net (loss)/income to net
   cash provided by operating activities
      Depreciation and amortization                          718,477        227,270          176,329
      Loss on disposal of property and equipment                  --             --           19,974
      Deferred tax (benefit) expense                        (523,898)      (226,501)          38,165
      Stock compensation expense                           5,253,403        234,231               --
      Changes in operating assets and liabilities
         Accounts receivable                              (3,057,466)      (853,062)      (2,186,094)
            Prepaid expenses and other current assets        198,506       (721,968)         (58,064)
            Other assets                                         263           (818)          27,684
            Accounts payable                               3,609,913      2,062,690        1,437,910
            Accrued expense and other current
              liabilities                                   (516,815)       436,688         (155,858)
            Deferred revenue                                (384,354)        54,218          377,389
                                                         -----------    -----------      -----------
               Net Cash Provided By Operating
                  Activities                               4,311,669      1,805,598          623,791

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment                      --             --           10,000
Additions to goodwill                                         (7,635)            --               --
Purchase of property and equipment                          (223,166)       (40,324)        (344,175)
                                                         -----------    -----------      -----------
               Net Cash Used By Investing Activities        (230,801)       (40,324)        (334,175)

CASH FLOWS FROM FINANCING ACTIVITIES
Net payments to parent company                            (3,829,255)    (2,276,813)              --
Sale of common stock                                              --             --            2,250
Proceeds from payoff of notes receivable - common
stock                                                             --             --           55,350
                                                         -----------    -----------      -----------
               Net Cash (Used)/Provided By Financing
                  Activities                              (3,829,255)    (2,276,813)          57,600
                                                         -----------    -----------      -----------
               NET INCREASE (DECREASE) IN CASH               251,613       (511,539)         347,216

CASH AT BEGINNING OF PERIOD                                3,098,932      3,610,471        3,263,255
                                                         -----------    -----------      -----------
CASH AT END OF PERIOD                                    $ 3,350,545    $ 3,098,932      $ 3,610,471
                                                         ===========    ===========      ===========

                           See the accompanying notes

                                      F-6

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

The accompanying financial statements include the accounts of SendTec, Inc.
(SendTec and Company). As more fully disclosed in Note B, on September 1, 2004 the Company was acquired by theglobe.com (theglobe). Additionally, as more fully disclosed in Note J, on August 9, 2005 theglobe and SendTec entered into an asset purchase agreement for the sale of substantially all of the net assets of
SendTec to RelationServe Media, Inc. (RelationServe). On February 3, 2006,
RelationServe completed the purchase of the net assets of SendTec from theglobe.

The Company provides advertising and marketing services for its customers located throughout the United States of America. These services include distribution of internet advertising, search engine marketing services, purchase of direct response television media for customers, and production of television commercials for direct response advertising.

PRESENTATION OF FINANCIAL STATEMENTS

SendTec's financial statements have been prepared as "carve out" financial statements in accordance with SEC interpretations under Staff Accounting
Bulletin (SAB) Topic 1-B. The term carve out as used herein applies to general purpose financial statements of an operating unit, sometimes not itself a separate legal entity, which are derived or "carved-out" of those of a larger corporate entity. For example, a division or a portion thereof representing a particular business can be carved out of an entity's financial statements. As such, SendTec's financial statements have been presented reflecting SendTec as a stand alone entity, not as a part of the consolidated financial statements of its parent company.

As required by the SAB, the financial statements include allocations from its parent companies necessary to reflect all of the costs of doing business.
Management believes that the assumptions underlying the financial statements, including such allocations are reasonable.

Additionally, as required by SAB Topic 5-J, these financial statements reflect
"push-down" accounting for the September 1, 2004 transaction with theglobe (as described in Note B) establishing a new basis of accounting. Push-down accounting for the sale of SendTec to RelationServe (as more fully described in
Note J) was not applied as management believes the conditions requiring push-down accounting were not met.

Income taxes have been calculated as if all of the Company's operations had been conducted as a separate tax paying legal entity, filing its own separate tax return and as if the transaction described in Note J had not occurred.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. These estimates and assumptions relate to estimates of collectibility of accounts receivable, accruals, the impairment of long-lived assets and other factors. Actual results could differ from these estimates.

                                      F-7

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of certain of the Company's financial instruments, including cash, accounts receivable, accounts payable, accrued expenses, and deferred revenue approximate fair value at December 31, 2005 due to their short maturities. The Company maintains its cash with various financial institutions.

RECEIVABLES AND CREDIT POLICIES

Accounts receivable are uncollateralized customer obligations due under normal trade terms generally requiring payment within 30 days from the invoice date.
Follow-up correspondence is made if unpaid accounts receivable go beyond 30 days. Payments on accounts receivable are allocated to the specific invoices identified on the customer's remittance advice.

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amounts of accounts receivable approximate management's best estimate of the amounts that will be collected.
Management individually reviews all accounts receivable balances that exceed the due date and estimates the portion, if any, of the balance that will not be collected. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to earnings and a credit to trade accounts receivable. Bad debt expense is not material to the financial statements.

UNBILLED REVENUE

Included in accounts receivable at December 31, 2005 is unbilled revenue of
$4,332,644. Unbilled revenues are revenues earned in fiscal year 2005, but not invoiced until after December 31, 2005. These unbilled revenues were subsequently invoiced in 2006.

GOODWILL AND INTANGIBLE ASSETS

The Company accounts for goodwill and intangible assets in accordance with
Financial Accounting Standards Board (FASB) Statement of Financial Accounting
Standards (SFAS) No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. SFAS No. 142
requires that goodwill and other intangibles with indefinite lives should no longer be amortized, but rather be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value.

Goodwill is stated at cost at December 31, 2005; the Company had no other intangible assets with indefinite lives. Intangible assets subject to amortization, included in the accompanying consolidated balance sheets as of
December 31, 2005 are being amortized on a straight-line basis over their estimated useful lives of five years.

LONG-LIVED ASSETS

Long-lived assets, including property and equipment and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, in accordance with SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR
DISPOSAL OF LONG-LIVED ASSETS. If events or changes in circumstances indicate that the carrying amount of an asset or an appropriate grouping of assets may not be recoverable, the Company estimates the undiscounted future cash flows to result from the use of the asset or asset group. If the sum of the undiscounted cash flows is less than the carrying value, the Company recognizes an impairment loss measured as the amount by which the carrying value exceeds the fair value of the assets. Fair values are based on quoted market values, if available. If quoted market values are not available, the estimate of fair

                                      F-8

value may be based on the discounted value of the estimated future cash flows attributable to the assets or other valuation techniques deemed reasonable in the circumstances.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the related assets as follows:

Furniture and equipment   3-7 years
Software                    3 years

REVENUE RECOGNITION

Revenue from the distribution of internet advertising is recognized when internet users visit and complete actions at an advertiser's website. Revenue consists of the gross value of billings to clients, including the recovery of costs incurred to acquire online media required to execute client campaigns.
Recorded revenue is based upon reports generated by the Company's tracking software.

Revenue derived from search engine marketing services, such as search engine keyword buying, is recognized on a net basis in the period when the associated keyword search media is clicked on by a consumer. SendTec typically earns a media commission equal to a percentage of the keyword search media purchased for its clients. In many cases, the amount SendTec bills to clients significantly exceeds the amount of revenue that is earned due to the existence of various pass-through charges such as the cost of the search engine keyword media.
Amounts received in advance of search engine keyword media purchases are deferred and included in deferred revenue in the accompanying balance sheet.

Revenue derived from the purchase and tracking of direct response media, such as television and radio commercials, is recognized on a net basis when the associated media is aired. In many cases, the amount the Company bills to clients significantly exceeds the amount of revenue that is earned due to the existence of various pass-through charges such as the cost of the television and radio media. Amounts received in advance of media airings are deferred and included in deferred revenue in the accompanying balance sheet.

Revenue generated from the production of direct response advertising programs, such as infomercials, is recognized on the completed contract method when such programs are complete and available for airing. Production activities generally take eight to 12 weeks and the Company usually collects amounts in advance and at various points throughout the production process. Amounts received from customers prior to completion of commercials are included in deferred revenue and direct costs associated with the production of commercials in process are deferred and included within other current assets in the accompanying balance sheet.

INCOME TAXES

The Company accounts for income taxes using the asset and liability method (also refer to Note A PRESENTATION OF FINANCIAL STATEMENTS). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that the tax change occurs.

                                      F-9

Stock-Based Compensation

In October 1995, SFAS No. 123, Accounting for Stock-Based Compensation, was
issued and provided companies an alternative to accounting for stock-based compensation as prescribed under APB Opinion No. 25.

SFAS No. 123 encourages, but does not require, companies to recognize compensation expense for stock-based awards based on their fair market value at the date of grant. SFAS No. 123 allows companies to continue to follow existing accounting rules (intrinsic value method under APB No. 25) provided that pro-forma disclosures are made of what net income would have been had the new fair value method been used. The required disclosures were amended in December
2002 with the issuance of SFAS No. 148, Accounting for Stock Based Compensation
- - Transition and Disclosure. The Company adopted the disclosure requirements of
SFAS No.123 as amended by SFAS No. 148, but continues to account for stock-based compensation under APB No. 25.

Until its acquisition by theglobe on September 1, 2004, the Company had stock-based compensation plans which are more fully described in Note D. Upon its acquisition by theglobe, the employees of SendTec became eligible to participate in the stock option plans of theglobe. theglobe accounts for its stock option plans in accordance with the measurement provisions of APB No. 25.

Had theglobe determined stock compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123 and allocated the compensation expense to the Company for its employees participating in theglobe's stock option plans, the Company's net (loss)/income would have been reduced to the pro forma amounts indicated below:

                                                         Year Ended        4 Months Ending    8 Months Ending
                                                      December 31, 2005   December 31, 2004   August 31, 2004
                                                      -----------------   -----------------   ---------------
                                                                              Successor          Predecessor

Net (loss)/income, as reported                          $  (986,360)          $ 592,850           $946,356
   Add stock-based compensation included in net
      (loss)/income as reported, net of tax                 293,820             140,539                 --
   Deduct stock-based compensation determined under
      fair value method                                    (326,262)           (162,410)                --
                                                        -----------           ---------           --------
Pro forma net (loss)/income                             $(1,018,802)          $ 570,979           $946,356
                                                        ===========           =========           ========

Not included in the chart above are amounts of stock based compensation associated with an outright stock grant to SendTec management in the form of common stock of SendTec Acquisition Corporation (refer to Note J). The value of this stock grant under the measurement provision of both APB 25 and SFAS 123 was determined to be $4,774,323 and is reflected in the statement of operations as stock bonus compensation for the year ended December 31, 2005.

Recently Issued Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, Accounting for Changes and Error
Corrections, A Replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS
154 applies to all voluntary changes in accounting principles and requires retrospective application to prior period financial statements of changes in accounting principles. This statement also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. SFAS 154 carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. This statement is effective for

                                      F-10

accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of this standard to have a material impact on its financial condition, results of operations or liquidity.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets,
An Amendment of APB Opinion No. 29. SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of this standard to have a material impact on its financial position, results of operations, or liquidity.

In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment. This standard replaces SFAS No. 123 and supersedes Accounting Principles Board (APB)
Opinion No. 25, Accounting for Stock Issued to Employees. The standard requires companies to expense the fair value of stock options on the grant date and is effective for annual periods beginning after June 15, 2005. In accordance with the revised statement, the expense attributable to stock options granted or vested subsequent to January 1, 2006 will be required to be recognized. The precise impact of the adoption of SFAS No. 123R cannot be predicted at this time because it will depend on the levels of share-based payments that are granted in the future.

In December 2003, the FASB issued FIN No. 46-R, Consolidation of Variable
Interest Entities. FIN 46-R, which modifies certain provisions and effective dates of FIN 46, sets forth the criteria to be used in determining whether an investment in a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests that company should consolidate the controlled entity. The Company believes that, currently, it does not have any material arrangements that meet the definition of a variable interest entity which would require consolidation.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on
Derivative Instruments Hedging Activities. This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS
No. 149 became effective during the third quarter of 2003 and did not have a material impact on the Company's results of operations or financial position.

Reclassifications

Certain amounts in the 2004 financial statements were reclassified to conform to the 2005 presentation. These reclassifications had no effect on previously reported net income.

NOTE B - RECAPITALIZATION UPON SENDTEC'S ACQUISITION BY THE GLOBE

On September 1, 2004, theglobe acquired SendTec. In exchange for all of the issued and outstanding shares of capital stock of SendTec, theglobe paid consideration consisting of: (1) $6,000,000 in cash, excluding transaction costs; (2) the issuance of an aggregate of 17,500,024 shares of theglobe's common stock; (3) the issuance of an aggregate of 175,000 shares of theglobe's
Series H Automatically Converting Preferred Stock (which was subsequently converted into approximately 17,500,500 shares of theglobe's common stock effective December 1, 2004); and (4) the issuance of a subordinated promissory note in the amount of $1,000,009 by theglobe. An aggregate of 3,974,165 replacement options to acquire theglobe common stock were also issued by theglobe for all of the issued and outstanding options to acquire SendTec shares held by the employees of SendTec as of the acquisition date.

                                      F-11

For financial reporting purposes, theglobe's purchase price was pushed down into the accounts of SendTec, resulting effectively in a recapitalization of SendTec as of September 1, 2004.

In addition, warrants to acquire shares of theglobe common stock would be issued to SendTec stockholders when and if SendTec exceeds forecasted operating income, as defined, of $10.125 million for the year ending December 31, 2005. The number of earn-out warrants may range from an aggregate of 250,000 to 2.5 million if actual operating income exceeds the forecast by at least 10%. At the end of
2005, no warrants were issued related to this earn-out provision, therefore, no consideration related to this contingency was included in the determination of the SendTec purchase price.

As part of the SendTec acquisition transaction, certain executives of SendTec entered into new employment agreements with SendTec. The employment agreements each have a term of five years and automatically renew for an additional year at expiration unless either party provides the requisite notice of non-renewal. The agreements also contain certain non-compete provisions for periods as specified by the agreements. The $1.8 million value assigned to the non-compete agreements is being amortized on a straight-line basis over five years. Annual amortization expense of the non-compete agreements is estimated to be $360,000 in 2005 through 2008 and $240,000 in 2009. The related accumulated amortization as of
December 31, 2005 was $360,000.

SendTec issued 100 shares of $.01 par value common stock to theglobe to capitalize the new entity.

The SendTec purchase price allocation was as follows:

Cash                             $ 3,610,000
Accounts receivable                5,534,000
Other current assets                 194,000
Fixed assets                       1,031,000
Non-compete agreements             1,800,000
Goodwill                          12,598,000
Other assets                         124,000
Deferred taxes                      (896,000)
Assumed liabilities               (5,597,000)
                                 -----------
                                 $18,398,000
                                 ===========

NOTE C - STOCKHOLDERS' EQUITY

Preferred Stock

Prior to its acquisition by theglobe, SendTec had authorized a total of 10 million shares of $.001 par value preferred stock. No shares had been issued.

Common Stock

After SendTec's acquisition by theglobe, SendTec had authorized a total of 1,000 shares of common stock, with 100 issued as of December 31, 2005, par value of
$.01 per share.

                                      F-12

NOTE D - STOCK OPTION PLANS

SendTec Stock Option Plan

During 2000, the Company established the SendTec Stock Option Plan (SendTec
Plan) which authorized the issuance of a maximum of 750,000 shares of the
Company's common stock. Officers, key employees, directors and consultants were eligible for grants under the terms of the SendTec Plan. The maximum term of the stock options granted under the SendTec Plan was 10 years and most optionees vested in the options over a 24-month period.

Options under the SendTec Plan may be options which qualify under Section 422 of the Internal Revenue Code (incentive stock options) or options which do not qualify under Section 422 (nonqualified options).

The following table summarizes SendTec Plan option activity for the period from
January 1, 2004 to August 31, 2004:

                                                                   Weighted Average
                                                         Shares     Exercise Price
                                                         -------   ----------------

January 1, 2004 through August 31, 2004
Stock option activity outstanding at beginning of year   318,200         $2.25
Granted                                                  288,100         $5.40
Expired or surrendered                                   (56,000)        $2.25
                                                         -------         -----
Outstanding at end of period                             550,300         $3.90
                                                         =======         =====
Exercisable at end of period                              85,550         $2.25
                                                         =======         =====

The weighted average life of the options is five years. The estimated fair value of stock options at the time of the grant using the Black-Scholes option pricing model was as follows:

                                   August 31,
                                      2004
                                   ----------
Fair value per option                 $--
Assumptions
Annualized dividend yield               0%
Expected volatility                     0%
Risk free interest rate                 5%
Expected option terms (in years)        5

theglobe Stock Option Plan

Pursuant to the agreement and plan of merger in connection with the acquisition of the Company on September 1, 2004, theglobe issued an aggregate of 3,974,165 replacement options to acquire shares of theglobe's common stock for each of the issued and outstanding options to acquire shares of SendTec common stock held by employees of SendTec. Of these replacement options, 3,273,668 have exercise prices of $.06 and 700,497 have exercise prices of $.27 per share. theglobe also agreed to grant an aggregate of 225,000 options to employees of SendTec and
25,000 options to a consultant of SendTec at an exercise price of $.34 per share under similar terms as other stock option grants of theglobe. theglobe also granted 1 million stock options at an exercise price of $.27 per share in connection with the establishment of a bonus option pool pursuant to which various employees of SendTec could vest in such options if SendTec exceeds forecasted operating income, as defined, of $10.125 million for the year

                                      F-13

ending December 31, 2005. At the end of 2005, no options were issued related to this bonus option pool provision.

theglobe is accounting for the replacement options issued in accordance with FIN
No. 44, Accounting for Certain Transactions Involving Stock Compensation, which requires the value of the unvested portion of the stock options issued to be treated as deferred compensation to be recognized in the results of operations over the remaining vesting period. The compensation expense related to the replacement options to the Company was recognized by SendTec as additional expense of $479,080 for the year ended December 31, 2005 and $234,231 for the four month period ended December 31, 2004.

NOTE E - COMMITMENTS

As discussed in Note B, as part of the SendTec acquisition transaction on
September 1, 2004, certain executives of SendTec entered into new employment agreements with SendTec. The employment agreements each have a term of five years and automatically renew for an additional year at expiration unless either party provides the requisite notice of non-renewal. The agreements provide for total base salaries of $900,000 per annum and contain certain non-compete provisions for periods as specified by the agreements.

The Company has noncancelable operating lease agreements for buildings and equipment expiring through 2010. Future minimum lease payments required under the operating leases are as follows as of December 31, 2005:

Year ending December 31,
   2006                    $  292,858
   2007                       300,180
   2008                       307,684
   2009                       315,376
   2010                        62,151
                           ----------
                           $1,278,249
                           ==========

Rent expense for all operating leases was approximately $295,000 for the year ended December 31, 2005; $84,000 for the four months ended December 31, 2004;
and $124,000 for the eight months ended August 31, 2004.

NOTE F - INCOME TAXES

Subsequent to its acquisition by theglobe, the Company has been included in theglobe's consolidated income tax return. Income tax expense in the accompanying statements of operations has been determined on a separate company basis for all periods presented.

The provision for income taxes consists of the following:

                            Year Ended    4 Months Ended   8 Months Ended
                           December 31,    December 31,      August 31,
                               2005            2004             2004
                           ------------   --------------   --------------
                                            Successor        Predecessor
Current
   Federal                  $      --       $ 518,302         $625,545
   State                                       88,723          107,080
                            ---------       ---------         --------
                                   --         607,025          732,625
Deferred
   Federal                   (447,325)       (193,395)          32,586
   State                      (76,573)        (33,106)           5,579
                            ---------       ---------         --------
                             (523,898)       (226,501)          38,165
                            ---------       ---------         --------
                            $(523,898)      $ 380,524         $770,790
                            =========       =========         ========

                                      F-14

The income tax (benefit)/expense differs from the amount computed using the statutory federal income tax rate as follows:

                                             Year Ended    4 Months Ended   8 Months Ended
                                            December 31,    December 31,      August 31,
                                                2005            2004             2004
                                            ------------   --------------   --------------

Income tax( benefit)/expense at federal
   statutory rate                            $(513,488)       $330,945         $583,831
State tax expense, net of federal benefit      (50,538)         36,708           74,355
Transaction expenses                                --              --           82,620
Other                                           40,128          12,871           29,984
                                             ---------        --------         --------
                                             $(523,898)       $380,524         $770,790
                                             =========        ========         ========

Tax effects of temporary differences that give rise to the deferred tax liability relate to approximately the following at December 31, 2005:

Deferred tax assets
   Stock based compensation                  $ 268,400
   Net operating loss carryforward             198,000
   Other                                        44,800
Deferred tax liabilities
   Depreciation and amortization              (159,600)
   Non-compete                                (496,700)
                                             ---------
                                             $(145,100)
                                             =========

During the eight months ended August 31, 2004, the Company used federal and state net operating loss carryforwards to offset taxable income of approximately
$4,894. At December 31, 2005 (on a stand alone basis and ignoring the effects of the transaction described in Note J), the Company had a net loss carryforward of
$527,000.

Income taxes paid were $25,450 during the year ended December 31, 2005 and
$1,832,000 during the eight month period ended August 31, 2004. Current income tax expense since August 31, 2004 (theglobe acquisition date) have been included in net dividends to parent company.

NOTE G - SIGNIFICANT CUSTOMERS

A significant portion of the Company's revenue is attributable to a small number of customers. During the year ended December 31, 2005, two customers accounted for approximately 44% of the Company's net revenue. During both the eight month period ended August 31, 2004 and the four month period ended December 31, 2004, two customers accounted for approximately 59% of the Company's net revenue.
Three customers represented approximately 47% of the Company's total accounts receivable as of December 31, 2005.

                                      F-15

NOTE H - RETIREMENT PLAN

Effective January 1, 2003, the Company established a SIMPLE IRA savings plan
(Plan) which is maintained for the benefit of all eligible employees who have completed six months of service. The Plan allows employees to make certain tax deferred voluntary contributions. The Company contributed to the plan such amounts as deemed appropriate. Contributions made by the Company totaled approximately $44,000 for the eight month period ended August 31, 2004 and
$33,000 for the four month period ended December 31, 2004. The Plan was terminated on December 31, 2004.

NOTE I - RELATED PARTY TRANSACTIONS

In connection with the acquisition of SendTec, certain of the SendTec executives who collectively received approximately 82% of the shares of theglobe.com common stock and preferred stock issued in the merger, theglobe, and theglobe's chairman and chief executive officer and president (individually and on behalf of certain affiliated entities) entered into a stockholders' agreement. Pursuant to the terms of the stockholders' agreement, the SendTec executives granted an irrevocable proxy to vote their shares to E&C Capital Partners LLP, an affiliate of theglobe's chairman and chief executive officer, on all matters
(including the election of directors) other than with respect to certain potential affiliated transactions involving theglobe's chairman and chief executive officer or president.

SendTec advanced cash to its parent company, theglobe.com, in 2005 and 2004.
SendTec has recorded these cash advances as an inter-company receivable, due from parent company, in the period in which the cash advance was made. Cash advances to theglobe.com were $3.5 million for the year ended December 31, 2005 and $1.8 million for the four months ended December 31, 2004. These amounts were deemed to be dividends to theglobe and reclassified as dividends to parent company for 2005 and 2004.

SendTec provided various marketing services to an affiliated company of
theglobe.com in fiscal years 2004 and 2005. This affiliated company was invoiced for all marketing services at SendTec's standard third-party rates. SendTec recognized revenue for these marketing services in the period they were earned and recorded an intercompany receivable, due from affiliated company, in the same period. Revenues recognized from marketing services provided to the affiliated company were $222,741 for the year ended December 31, 2005 and
$875,584 for the four month period ended December 31, 2004. These amounts were deemed to be dividends to theglobe and reclassified as dividends to parent company for 2005 and 2004.

SendTec management received $4,938,591 of compensation in the form of common stock in SendTec Acquisition Corporation ("STAC")(refer to Note J) in the year ended December 31, 2005. This stock based compensation includes taxes paid by
SendTec related to the compensation in the amount of $164,268. The stock based compensation was included in net dividends to parent company in SendTec's
December 31, 2005 balance sheet.

SendTec recorded current income tax expense of $0 and $607,025 for the year ended December 31, 2005 and for the four months ended December 31, 2004, respectively. For 2005 and for the four months ended December 31, 2004, these amounts were reclassified as dividends to parent company.

                                      F-16

                                                    Year Ended       4 Months Ended      8 Months Ended
                                                December 31, 2005   December 31, 2004   August 31, 2004
                                                -----------------   -----------------   ---------------
                                                                       Successor          Predecessor

Cash advances to parent company                    $ 3,500,000         $1,800,000             $--
Marketing services provided to parent company          222,741            875,584              --
Stock option compensation expense                     (479,080)          (234,231)             --
Stock bonus compensation expense                    (4,774,323)                --              --
Net other expenses                                     106,514            208,254              --
Current income tax expense                                  --           (607,025)             --
                                                   -----------         ----------             ---
                                                   $(1,424,148)        $2,042,582             $--
                                                   ===========         ==========             ===

NOTE J - SENDTEC ASSET PURCHASE AGREEMENT

On August 9, 2005, RelationServe entered into an asset purchase agreement, as amended (the Agreement) with theglobe for the purchase of all of the business and substantially all of the assets of SendTec. The purchase price for SendTec under the Agreement was $37.5 million, subject to adjustment, and the assumption of certain liabilities. On October 31, 2005, RelationServe assigned its rights under the Agreement to STAC and entered into certain agreements providing for financing of the transactions. RelationServe organized STAC to serve as the purchaser of the business and, as a result of the financing arrangements described herein, from October 31, 2005 through February 3, 2006 (the
Consolidation Date), STAC operated independently and as a minority-owned affiliate of RelationServe prior to the Consolidation Date. Following the
Consolidation Date, STAC once again became a wholly-owned subsidiary of
RelationServe in connection with a series of transactions that took place on the
Consolidation Date between RelationServe, STAC, and certain investors (the
Consolidation).

The SendTec purchase was financed by issuance of $34.95 million of STAC Senior
Secured Convertible Debentures due on October 30, 2009 (the Debentures) as well as issuance by RelationServe of $10,289,690 of Series A Convertible Preferred
Stock, par value $0.001 per share (the Series A Preferred). In order to provide funds to STAC to complete the Asset Purchase, $10 million of STAC common stock, par value $0.001 per share (the STAC Common Stock) was issued to RelationServe from the proceeds of the sale of the Series A Preferred by RelationServe.

On February 3, 2006, certain provisions of the Debentures, as well as the terms of certain agreements with the management of STAC, resulted in the automatic conversion of STAC into a wholly-owned subsidiary of RelationServe. Upon the
Consolidation on February 3, 2005, STAC became a wholly-owned subsidiary of
RelationServe and thereafter, RelationServe, through STAC, acquired and continued to operate the business of SendTec.

                                      F-17